Exhibit 23.2
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
Collegiate Pacific Inc.
Dallas, Texas
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A (No. 333-122250) of Collegiate Pacific Inc. of our report dated May 12, 2005, relating to the consolidated financial statements of Sport Supply Group, Inc., which appears in the Current Report on Form 8-K/A of Collegiate Pacific Inc. filed on September 19, 2005. We also consent to the use of our name as it appears under the heading “Experts” in this Registration Statement.
/s/ BDO Seidman, LLP
Dallas, Texas
February 24, 2006